Summit Therapeutics Bolsters Its Board of Directors with

Seasoned Regulatory & Clinical Research Executive Dr. Urte Gayko

Cambridge, Massachusetts – Summit Therapeutics Inc. (NASDAQ: SMMT) today announced that Dr. Urte Gayko, PhD, has been appointed to our Board of Directors, effective immediately. Dr. Gayko is currently the Senior Vice President of Drug Development & Regulatory Affairs at Nektar Therapeutics.

Dr. Gayko previously served as the Global Head of Regulatory Affairs and Pharmacovigilance at Pharmacyclics, Inc., and has over 20 years of experience in areas encompassing regulatory and clinical development ranging from pre-commercial entities to large biopharmaceutical companies, including Amgen and AbbVie. Dr. Gayko performed her PhD research in molecular and cellular biology at Harvard University.

“As we continue to mature and build a viable, long-lasting organization poised to fulfill our mission, Urte’s regulatory and clinical savvy and experience will provide key counsel to Team Summit and our world-class executives,” said Robert W. Duggan, Chairman and Chief Executive Officer of Summit. “As we continue to develop our pipeline molecules, contemplate adding new drugs to our pipeline, and look towards commercializing these important medicinal therapies, adding Urte strengthens our already impressive Board as we take the next step in our journey to make a meaningful impact on the health and lives of patients facing serious unmet medical needs.”

“Having worked with Urte previously and benefiting from her incredible expertise in navigating regulatory approvals across the largest agencies in the world, Bob and I are honored to add Urte as a member of our Board,” added Dr. Maky Zanganeh, Chief Operating Officer and a member of Summit’s Board of Directors. “We continue to progress ridinilazole’s clinical development, and we are seeking to expand our pipeline product portfolio into additional therapeutic areas that target the cause or effect of the disease, while sparing the rest of the human body, and minimizing the trauma experienced by patients. Urte’s level-handed experience in working through the complex process of successfully developing a drug and coordinating with regulatory agencies, ultimately seeking their approval for commercialization, will provide incredible value in our journey.”

“Summit emphasizes taking full responsibility for its mission to design, develop, gain approval and commercialize its medicinal therapies in order to meaningfully improve the quality and potential duration of patients’ lives. This mindset and focus across the full drug development process, I believe, are critical to breaking through and making a meaningful impact on the health care ecosystem,” stated Dr. Gayko. “Few things are more rewarding in life than seeing beneficial impacts of the work of bringing a drug through the clinical development and regulatory approval process in such a manner that changes the lives of the patients who needed the medicinal therapy most. I am excited to get the opportunity to work alongside Bob and Maky again and help Team Summit build the organization into a leader in improving the lives of patients with serious unmet medical needs.”

About Summit Therapeutics

The overriding objective of Summit Therapeutics is to create value for patients, hospital caregivers, and community-based healthcare providers, as well as healthcare payers around the world. We seek to create value by developing drugs with high therapeutic efficacy - curing the cause of the patient's condition with minimal or zero disease recurrence or antimicrobial resistance, for the longest extent possible - and minimizing the trauma caused to the patient and healthcare ecosystem by minimizing serious side effects, disease recurrence, and inaccessibility to our treatments as a result of financial or other barriers. Summit Therapeutics, empowered by its Discuva Platform, the Company’s innovative antibiotic discovery engine, and supported by BARDA and CARB-X funding, intends to be the leader in patient-friendly and paradigm-shifting treatments for infectious diseases and other significant unmet medical needs while being an ally to physicians. Our new mechanism pipeline product candidates are designed with the goal to become the patient-friendly, new-era standard of care, by working in harmony with the human microbiome to treat prospective patients suffering from infectious diseases, initially focusing on Clostridioides difficile infection (CDI). Currently, Summit’s lead product candidate, ridinilazole, is a novel, first-in-class drug engaged in a global Phase III trial program versus vancomycin, for use as first-line therapy for the treatment of initial and recurrent Clostridioides difficile infection, and to show superiority in sustained clinical response. Commercialization of ridinilazole is subject to regulatory approvals. SMT-738, the second candidate within Summit’s portfolio, is currently in the IND-enabling phase for the treatment of multidrug resistant infections, specifically those caused by carbapenem-resistant Enterobacteriaceae (CRE).

For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc. For more information on the Company’s Discuva Platform, please visit https://www.summittxinc.com/our-science/discuva-platform.

Contact Summit Investor Relations

Dave Gancarz

Head of Investor Relations & Corporate Strategy

david.gancarz@summitplc.com

General Inquiries:

investors@summitplc.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.